November 12, 2020
Bionano Genomics, Inc.
9540 Towne Centre Drive, Suite 100
San Diego, CA 92121
Ladies and Gentlemen:
We have acted as counsel to Bionano Genomics, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of up to $40,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-3 (File No. 333-245762) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the prospectus included in the Registration Statement (the “Prospectus”) relating to an At Market Issuance Sales Agreement, dated August 13, 2020, by and between the Company and Ladenburg Thalmann & Co. Inc. (the “Agreement”), covering the offering, issuance and sale by the Company of the Shares, as described in the Prospectus.
In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, each as currently in effect, (c) the Agreement and (d) originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.
We have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness of such documents.
We have assumed (i) that each sale of Shares will be duly authorized by the Board of Directors of the Company or a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”); (ii) that no more than 100,000,000 Shares will be sold under the Agreement and (iii) that the price at which the Shares are sold will equal or exceed the par value of the Shares. We express no opinion to the extent that future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause the number of Common Stock outstanding or issuable upon conversion or exercise of outstanding securities of the Company to exceed the number of Shares then issuable under the Agreement.
Our opinion herein is expressed solely with respect to the DGCL as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.
On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares, when issued and paid for in accordance with the Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.
Cooley LLP 4401 Eastgate Mall San Diego, CA 92121
t: (858) 550-6000 f: (858) 550-6420 cooley.com

November 12, 2020 Page 2

* * * * *
We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement.
Sincerely,

Cooley LLP
By: /s/ Thomas A. Coll
Thomas A. Coll

Cooley LLP 4401 Eastgate Mall San Diego, CA 92121
t: (858) 550-6000 f: (858) 550-6420 cooley.com